Exhibit 31.4

CERTIFICATION

I, David W. Honeyfield, certify that:

1. I have reviewed this Amendment No. 1 to Annual Report on Form 10-K of Ultra Petroleum Corp.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

/s/ David W. Honeyfield
David W. Honeyfield,
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

Date: June 4, 2020